Exhibit 99.1

May 16, 2006

News	Contact:
June Harrison
ViaSat Inc.
760-476-2480
www.viasat.com
ViaSat Announces Record Orders, Revenues, Earnings and Cash Flows for Fiscal 2006
     Carlsbad, CA — ViaSat Inc. (NASDAQ: VSAT), a provider of networking and communication equipment for government and commercial customers, today announced financial results for the fourth quarter and fiscal year 2006. The fiscal fourth quarter results include record totals for revenues of $118.1 million, new orders of $133.3 million, net income of $0.28 per share on a diluted non-GAAP basis and cash flows from operations of $22.2 million. The company also reported fourth quarter net income of $0.20 per share on a diluted GAAP basis, which includes compensation expense charges of $0.04 per share, or $1.2 million net of tax, related to the acceleration of vesting for certain employee stock options.
     Financial highlights for the fiscal year include record revenues of $433.8 million, net income of $1.00 per share on a diluted non-GAAP basis or $0.81 per share on a diluted GAAP basis, new business orders totaling $443.7 million and cash flows from operations of $52.2 million.
     “Fiscal year 2006, our 20th anniversary year, was our best ever, resulting in records in all our basic metrics – orders, revenues, earnings and cash flows,” said Mark Dankberg, chairman and CEO of ViaSat. “Our financial performance reflects a strong competitive posture in our targeted government and commercial market segments. We believe the company is well positioned to capitalize on continued growth in those key markets in our new fiscal year.”
Financial Results
     For the fourth quarter ended March 31, 2006,1 the company reported the following:

(In millions, except per share data)	Q4 2006	Q4 2005	FY 2006	FY 2005
Revenues	$118.1	$90.9	$433.8	$345.9
Net income	$5.8	$6.7	$23.5	$19.3
Diluted per share net income	$0.20	$0.24	$0.81	$0.68
Non-GAAP net income [2]	$8.2	$7.6	$28.8	$23.3
Diluted per share non-GAAP net income [2]	$0.28	$0.27	$1.00	$0.83
Diluted weighted average shares	29.5	28.2	28.9	28.1

New orders/Contract awards	$133.3	$129.5	$443.7	$426.2
Sales backlog	$374.9	$361.9	$374.9	$361.9
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[1]	ViaSat uses a 52- or 53-week fiscal year which ends on the Friday closest to March 31. ViaSat quarters for fiscal year 2006 ended on July 1, 2005, September 30, 2005, December 30, 2005 and March 31, 2006.

[2]	All non-GAAP numbers have been adjusted to exclude the effects of acquisition charges (amortization of intangible assets) and the non-GAAP numbers for the fourth quarter and fiscal year 2006 also exclude the effects of compensation expense from accelerating the vesting of certain employee stock options. A reconciliation of specific adjustments to GAAP results for these periods is included in the “Non-GAAP Condensed Consolidated Statement of Operations” table contained in this release. A description of our use of non-GAAP information is provided under “Use of Non-GAAP (Pro Forma) Financial Information.”
Government Segment
     The Government segment recorded quarterly revenues of $54.4 million and record annual revenues of $210.6 million, a 14.0% increase over the fourth quarter of fiscal year 2005 and a 20.1% increase over the prior fiscal year. The increase in revenues is primarily from our tactical data links and networking and information assurance products.
Commercial Segment
     For the Commercial segment, revenue increased to $64.8 million for the fourth quarter and a record $229.5 million for the fiscal year. These figures represent a 40.9% increase over the fourth quarter of fiscal year 2005 and an increase of 29.4% over the prior fiscal year. The increase in commercial segment revenues is primarily from our enterprise VSAT and consumer broadband product areas.
Selected Fiscal Year 2006 Business Highlights
•	Awarded over $56 million from The Boeing Company for a Ground Based Beam Forming system in support of Mobile Satellite Ventures’ planned new hybrid space / ground mobile network.

•	Increased our breadth and depth in satellite broadband with the purchase of Efficient Channel Coding Inc. ECC adds experience in state-of-the-art custom digital chip designs to ViaSat, including the new Adaptive Coding & Modulation (ACM) modes of the S2 version of the DVB-RCS (Digital Video Broadcast – Return Channel Satellite) satellite broadband standard. ECC also supplies custom modem chips, reference designs, and gateway technology for the Asian IPSTAR spot-beam satellite system.

•	Ramped up production of Data-Over-Cable Service Interface Specification (DOCSIS®)-based, SurfBeam® two-way broadband satellite terminals. We shipped over 100,000 units in the first year of Ka-band service availability, reflecting strong underlying demand and high customer satisfaction for services offered by Wildblue Communication and Telesat Canada, as well as several other Ku-band satellite broadband service providers.
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•	Sustained momentum in the VSAT networks market, surpassing 70,000 shipments of the LinkStar® hub-based VSAT terminals, introduced our LinkStarS2™ and LinkWayS2™ products integrating bandwidth saving DVB S2 technology, and achieved DVB-RCS certification from SatLabs for the LinkStar VSAT system.

•	Increased market share in tactical data links, including total Lot 6 delivery orders valued at $74 million, the single largest order ever for a Multifunctional Information Distribution System (MIDS) lot procurement.

•	Strengthened our position in the Joint Tactical Radio System (JTRS) market through successful program design milestones and a new contract award leading to advanced airborne networking capabilities.

•	Sustained a leading position in the emerging (DoD) High Assurance Internet Protocol Interoperability Specification (HAIPIS) market. Key accomplishments include release and certification of the new KG-255 gigabit Ethernet product, continued development of new versions of the interoperability standard, funding to explore new capabilities and applications, contract funding for integration of HAIPIS functionality into important new markets such as JTRS and airborne networking, and initial product orders for KG-250s from key customer communities.
Safe Harbor Statement
     Portions of this release, particularly ViaSat’s financial prospects for fiscal year 2007 and beyond and the “Selected Fiscal Year 2006 Business Highlights” section, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. ViaSat wishes to caution you that there are some factors that could cause actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including but not limited to: product design flaws or defects; ViaSat’s ability to successfully integrate acquired companies; ViaSat’s ability to perform under existing contracts and obtain additional contracts; ViaSat’s ability to develop new products that gain market acceptance; changes in product supply, pricing and customer demand; changes in relationships with, or the financial condition of, key customers or suppliers; changes in government regulations; changes in economic conditions globally and in the communications markets in particular; increased competition; potential product liability, infringement and other claims; and other factors affecting the communications industry generally. ViaSat refers you to the documents it files from time to time with the Securities and Exchange Commission, specifically the section titled Factors That May Affect Future Performance in ViaSat’s Form 10-Ks and subsequent Form 10-Qs. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.
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Conference Call
     ViaSat Inc. will host a conference call to discuss fourth quarter and fiscal year 2006 financial results at 5:00 P.M. Eastern Time on Tuesday, May 16, 2006. The dial-in number is (800) 510-0178 in the U.S. and (617) 614-53450 internationally. The pass code is 93508861. An audio replay will be available until 7:00 P.M. EST May 17, 2006 at (888) 286-8010 (617-801-6888 international) and the pass code is 95389360. You can also access our conference call webcast, conference call materials and other material financial information discussed on our conference call (including any information required by Regulation G) on the Investor Relations Events Calendar page of our corporate web site (www.viasat.com). The call and associated conference call materials will be archived and available on that site for at least 12 months immediately following the conference call.
About ViaSat, Inc. (www.viasat.com)
     ViaSat produces innovative satellite and other wireless communication products that enable fast, secure, and efficient communications to any location. Products include satellite ground systems, information security devices, tactical communication radios, and communication simulators. The company’s full line of satellite communication products includes VSAT systems for network access and infrastructure, and Ka-band satellite systems, from user terminals to large gateways. Along with its headquarters in Carlsbad, CA, ViaSat has divisions located in Duluth, GA, and Germantown, MD.
In addition the company has two wholly-owned subsidiaries: US Monolithics, based in Chandler, AZ, which designs and produces monolithic microwave integrated circuits (MMICs) and modules for use in broadband communications for military and commercial applications; and Efficient Channel Coding, based in Cleveland, OH, an innovator in satellite communication components and systems that increase the efficiency of today’s advanced satellite, wireless and wire-line communication systems.
Use of Non-GAAP (Pro Forma) Financial Information
     Non-GAAP net income excludes the effects of acquisition charges (amortization of intangible assets) and the effects of compensation expense from the accelerated vesting of certain employee stock options in the fourth quarter of fiscal year 2006. Non-GAAP net income is provided to enhance the overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these adjusted non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting
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principles. See the “Non-GAAP Condensed Consolidated Statement of Operations” table for a reconciliation of net income to non-GAAP net income. Non-GAAP as presented in this press release may not be comparable to similarly titled measures reported by other companies.
DOCSIS is a registered trademark of Cable Television Laboratories Inc.
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Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except per share data)

	Three months ended		Twelve months ended
	March 31, 2006	April 1, 2005	March 31, 2006	April 1, 2005
Revenues	$118,126	$90,939	$433,823	$345,939
Cost of revenues	87,711	68,204	325,271	262,260

Gross profit	30,415	22,735	108,552	83,679
Operating expenses:
Selling, general & administrative	16,162	14,191	57,059	48,631
Independent research and development	5,368	2,722	15,757	8,082
Amortization of intangible assets	2,088	1,512	6,806	6,642

Income from operations	6,797	4,310	28,930	20,324
Interest, net	(130)	373	(200)	304

Income before income taxes and minority interest	6,667	4,683	28,730	20,628
Provision (benefit) for income taxes	768	(2,060)	5,105	1,246
Minority interest in net earnings of subsidiary, net of tax	141	25	110	115

Net Income	$5,758	$6,718	$23,515	$19,267

Diluted net income per share	$0.20	$0.24	$0.81	$0.68

Diluted common equivalent shares	29,485	28,222	28,857	28,147
Non-GAAP Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except per share data)

	Three months ended		Twelve months ended
	March 31, 2006	April 1, 2005	March 31, 2006	April 1, 2005
Revenues	$118,126	$90,939	$433,823	$345,939
Cost of revenues	$87,010	68,204	$324,570	262,260

Gross profit	31,116	22,735	109,253	83,679
Operating expenses:
Selling, general & administrative	15,476	14,191	56,373	48,631
Independent research and development	5,294	2,722	15,683	8,082

Non-GAAP income from operations	10,346	5,822	37,197	26,966
Interest, net	(130)	373	(200)	304

Non- GAAP income before income taxes and minority interest	10,216	6,195	36,997	27,270
Provision (benefit) for income taxes	1,826	(1,455)	8,050	3,903
Minority interest in net earnings of subsidiary, net of tax	141	25	110	115

Non-GAAP net income	$8,249	$7,625	$28,837	$23,252

Non-GAAP diluted net income per share	$0.28	$0.27	$1.00	$0.83

Diluted common equivalent shares	29,485	28,222	28,857	28,147

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

GAAP net income	$5,758	$6,718	$23,515	$19,267
Amortization of intangible assets	2,088	1,512	6,806	6,642
Compensation expense from accelerated vesting of certain employee stock options:
Cost of revenues	701	—	701	—
Selling, general & administrative	686	—	686	—
Independent research and development	74	—	74	—
Income tax effect	(1,058)	(605)	(2,945)	(2,657)

Non-GAAP net income	$8,249	$7,625	$28,837	$23,252

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Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

Assets	March 31, 2006	April 1, 2005	Liabilities and	March 31, 2006	April 1, 2005
			Stockholders’ Equity
Current Assets:			Current liabilities:
Cash and S-T investments	$36,887	$14,741	Accounts payable	$50,577	$38,523
Accounts receivable, net	144,715	141,298	Accrued liabilities	40,969	32,410
Inventory	49,883	36,612

Deferred income taxes	7,008	7,027	Total current liabilities	91,546	70,933
Other current assets	5,960	10,114

Total current assets	244,453	209,792

			Other liabilities	9,389	3,911

Goodwill	28,133	19,492	Total liabilities	100,935	74,844

Other intangible assets, net	23,983	20,990	Minority interest	836	698
Property and equip, net	46,211	33,278
Other assets	22,289	18,273	Total stockholders’ equity	263,298	226,283

	$365,069	$301,825		$365,069	$301,825